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                                                                      Exhibit 22



                          SUBSIDIARIES OF THE COMPANY

     The subsidiaries of American Telesource International Inc. are as follows:

                                                         State or other
     Company                                      Jurisdiction of Incorporation
     -------                                      -----------------------------

American Telesource International, Inc.                       Texas
American Telesource International de Mexico, S.A. de C.V.     Mexico